                                   April 22, 1998


Dear Shareholder:

     Recently, you received our Proxy Statement and Proxy Card for the Annual Meeting of Stockholders to be held at 10:00 a.m. (EDT) on Thursday, May 7, 1998 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.

     The Proxy Statement (Item 3) seeks your approval to increase the authorized number of shares of the Company's Common Stock, par value $0.01 per share, from 50,000,000 to 100,000,000. We pointed out in the Proxy Statement that the additional authorized shares would be available for general corporate purposes and that the Company then had no specific plans to use the additional authorized shares.

     I am pleased to report that the Company has now decided to use a portion of the additional authorized shares for issuance in a public offering of Common Stock and Convertible Notes. For this reason, we are enclosing a Supplement to our Proxy Statement to provide you with full information about our plans.

     The Board of Directors recommends that you vote your shares "FOR" the proposal in Item 3 on your Proxy Card.

     We again invite you to attend our Annual Meeting.

     Thank you for your support and cooperation.


                                   Sincerely,





                                   Raymond Marcy
                                   CHAIRMAN, PRESIDENT AND
                                   CHIEF EXECUTIVE OFFICER

                               INTERIM SERVICES INC.

                           SUPPLEMENT TO PROXY STATEMENT
                                DATED APRIL 22, 1998

                   APPROVAL OF PROPOSED AMENDMENT TO RESTATED
                    CERTIFICATE OF INCORPORATION TO INCREASE
                       AUTHORIZED SHARES OF COMMON STOCK
                             (Item 3 on Proxy Card)


     The following supplements the discussion in the Proxy Statement concerning
Item 3 on the Proxy Card.

     Interim intends to file registration statements with the Securities and Exchange Commission providing for a public offering (the "offerings") of (i) approximately 8,050,000 shares of its Common Stock, including the underwriters' over-allotment option, and (ii) $150,000,000 aggregate principal amount of its Convertible Subordinated Notes due 2005 (the "Notes"). The number of shares of Common Stock to be issued and the number of shares available for issuance upon conversion of the Notes will be subsequently determined based upon the trading price of the Common Stock and market conditions at the time of the offerings and such other factors as the Board of Directors of the Company deems relevant. The Company intends to use the additional shares of Common Stock for which authorization is sought in Item 3 of the Proxy Card in connection with the offerings, if consummated, and may use the additional authorized shares of Common Stock in connection with certain other opportunities which involve the issuance of additional shares of Common Stock, including, without limitation, as consideration for acquisitions consistent with its growth strategy and for such other purposes as the Board of Directors deems to be appropriate and in the best interests of Interim and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

IF YOU HAVE ALREADY VOTED AND WISH TO CHANGE YOUR VOTE, IT IS VERY IMPORTANT THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU HAVE NOT VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.



April 22, 1998                          By Order of the Board of Directors:



                                        John B. Smith, Secretary




THIS PROXY SUPPLEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES DESCRIBED ABOVE. THE OFFER IS MADE ONLY BY A PROSPECTUS.

                                     PROXY

                             INTERIM SERVICES INC.

                     ANNUAL MEETING THURSDAY, MAY 7, 1998

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.


     The undersigned stockholder of Interim Services Inc., a Delaware corporation, appoints ROY G. KRAUSE and JOHN B. SMITH, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its stockholders to be held at the Corporate Service Center of the Corporation at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, on Thursday, May 7, 1998, at 10:00 a.m., Fort Lauderdale time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as indicated on the reverse side hereof.


      YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY

               (Continued and to be SIGNED on the reverse side)




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March 24, 1998


Dear Stockholder:

The annual meeting of stockholders of Interim Services Inc. will be held at the Corporate Service Center of the Corporation at 2050 Spectrum Boulevard, Fort Lauderdale, Florida at 10:00 a.m., Fort Lauderdale time, on Thursday,
May 7, 1998. At the meeting stockholders will elect two directors and act upon three proposals to (i) ratify the appointment of Deloitte & Touche for the fiscal period ending December 25, 1998; (ii) approve the proposed Amendment of Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock; (iii) approve the Company's 1998 Stock Incentive Plan.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

Enclosures.

                                                            [UNREADABLE]
                                                            INDICATED IN
                                                            THIS EXAMPLE   /X/

[UNREADABLE]
PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.


1.  Election of Directors, Nominees:   STEVEN S. ELBAUM AND JEROME B. GROSSMAN

FOR all nominees      WITHHOLD      INSTRUCTION: To withhold authority to vote
 listed above,        AUTHORITY     for any individual nominee, write that
(except as marked    to vote for    nominee's name in the space below.
to the contrary).   all nominees
                    listed above.
    / /                 / /         ____________________________________________


2. Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal period ending December 25, 1998.

            FOR               AGAINST              ABSTAIN
            / /                 / /                  / /


3. The approval of the proposed Amendment of Restated Certificate of Incorporation to increase Authorized Shares of Common Stock.

            FOR               AGAINST              ABSTAIN
            / /                 / /                  / /


4.  The approval of the Company's 1998 Stock Incentive Plan.

            FOR               AGAINST              ABSTAIN
            / /                 / /                  / /


5.  On any other matter that may be submitted to a vote of stockholders.


Dated: __________________________________________, 1998

_______________________________________________________
                       Signature

_______________________________________________________
               Signature if held jointly

Please sign name or names as appearing on this proxy. If signing as a representative, please include capacity.



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